UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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EVANSTON ALTERNATIVE OPPORTUNITIES FUND (the “Fund”)

Supplement dated January 3, 2024 to the Proxy Statement dated January 2, 2024

This Supplement provides new and additional information beyond that contained in the Proxy Statement and should be read in conjunction with the Fund’s Proxy Statement.

As a result of a scrivener’s error, page 26 of the Fund’s Proxy Statement filed on January 2, 2024 incorrectly listed the date by which your executed proxy card must be received to ensure that your vote is counted. As otherwise disclosed throughout the Proxy Statement, the correct date is Wednesday March 13, 2024.

Accordingly, the final paragraph on page 26 of the Fund’s Proxy Statement is hereby replaced in its entirety with the following:

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY CARD IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. YOU MAY ALSO SUBMIT YOUR PROXY ELECTRONICALLY OR BY TELEPHONE. SPECIFIC INSTRUCTIONS FOR THESE VOTING OPTIONS ARE FOUND ON THE ENCLOSED PROXY FORM. TO ENSURE THAT YOUR VOTE IS COUNTED, YOUR EXECUTED PROXY CARD MUST BE RECEIVED BY 11:59 P.M. (EASTERN TIME) ON WEDNESDAY, MARCH 13, 2024.